Exhibit 10.12

STOCK PURCHASE AGREEMENT

Dated as of July 31, 2007

By and Among

ITC^DELTACOM, INC.

and

THE INDIVIDUALS AND INVESTMENT FUNDS AFFILIATED WITH WELSH, CARSON,

ANDERSON & STOWE VIII, L.P. LISTED ON THE SIGNATURE PAGES HERETO

i

Exhibits

Exhibit A	Recapitalization Description

Exhibit B	List of Commitment to Purchase Common Stock by WCAS Investors

INDEX OF DEFINED TERMS

Term	Section
Aggregate Purchase Price	SECTION 1.01.
Agreement	Recitals
Certificate of Designation	SECTION 2.08. (b)
Closing Date	SECTION 1.02.
Common Stock	Recitals
Company	Recitals
Environmental Laws	SECTION 2.17.
Exchange Act	SECTION 2.08. (b)
GAAP	SECTION 2.13. (a)
Governmental Entity	SECTION 2.08. (b)
Indemnified Person	SECTION 5.01.
Indemnifying Party	SECTION 5.01.
Intellectual Property	SECTION 2.16.
Losses	SECTION 5.01.
Material Adverse Effect	SECTION 2.01.
Per Share Purchase Price	SECTION 1.01.
Permits	SECTION 2.07. (b)
Preferred Stock Amendments	SECTION 2.08. (b)
Proceedings	SECTION 5.01.
Recapitalization	Recitals
Recapitalization Documents	SECTION 2.05.
SEC	SECTION 2.08. (b)
SEC Filings	SECTION 2.12.
Securities	Recitals
Securities Act	SECTION 2.08. (b)
Series A Preferred Stock	SECTION 2.02. (a)
Series A Warrants	SECTION 2.02. (a)
Series B Preferred Stock	SECTION 2.02. (a)
Series C Preferred Stock	SECTION 2.02. (a)
Series H Preferred Stock	SECTION 2.02. (c)
Share Purchase Number	Recitals
Stock Incentive Plans	SECTION 2.02. (a)
Tax	SECTION 2.14. (b)
Tax Return	SECTION 2.14. (b)
WCAS Investor	Recitals
WCAS Investors	Recitals
WCAS Registration Rights Agreement	SECTION 2.02. (c)

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 31, 2007, by and among the individuals and the investment funds listed on the signature pages hereto under the heading “WCAS Investors” (each a “WCAS Investor” and together the “WCAS Investors”) and ITC^DELTACOM, INC., a Delaware corporation (the “Company”).

WHEREAS, the Company intends to consummate a recapitalization of its capital structure as described in Exhibit A annexed hereto (the “Recapitalization”); and

WHEREAS, concurrently with the Recapitalization, the Company desires to issue and sell to the WCAS Investors 6,937,724 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock” or the “Securities”), and each WCAS Investor desires to purchase from the Company the number of shares of Common Stock set forth in Exhibit B hereto (the “Share Purchase Number” with respect to such WCAS Investor); and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Securities; Closing

SECTION 1.01. Purchase and Sale of Securities. Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue and sell to each WCAS Investor, and each WCAS Investor shall purchase from the Company, the number of shares of Common Stock equal to such WCAS Investor’s applicable Share Purchase Number at a purchase price per share, to be paid by wire transfer or immediately available funds to the Company, equal to $3.03 (the “Per Share Purchase Price” with respect to such WCAS Investor; and the aggregate amount payable in respect of all Securities to be purchased by such WCAS Investor hereunder, the “Aggregate Purchase Price” with respect to such WCAS Investor).

SECTION 1.02. Closing. The sale of the Securities by the Company to each WCAS Investor and the purchase of the Securities by each WCAS Investor from the Company (such sale and purchase collectively, the “Closing”) will take place at 10:00 a.m., New York City time, on July 31, 2007, or such other date as the Company closes the Recapitalization (the “Closing Date”), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036.

SECTION 1.03. Deliveries. At the Closing, the Company shall deliver to each WCAS Investor a certificate of an officer of the Company, on behalf of the Company, confirming the representations and warranties of the Company set forth in Article II. Promptly after Closing, the Company shall deliver to each WCAS Investor stock certificates, each registered in the name of such WCAS Investor, representing the Securities purchased by such WCAS Investor hereunder. Delivery of such certificate and such other documents to the WCAS Investors shall be made against receipt by the Company from each WCAS Investor of the Aggregate Purchase Price.

ARTICLE II

Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, each WCAS Investor that:

SECTION 2.01. Organization, Standing, etc. The Company and each of its subsidiaries is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as currently owned, leased, operated and conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or to be in good standing, has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

SECTION 2.02. Capital Stock. (a) As of June 30, 2007, before giving effect to the Recapitalization and the Closing, the authorized capital stock of the Company consists of 350,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, of which (i) 18,770,942 shares of Common Stock (excluding treasury shares) are issued and outstanding, (ii) no shares of Common Stock are held by the Company as treasury shares, (iii) approximately 340,000, 1,000,000, 6,700,000 and 5,600,000 shares of Common Stock are reserved for future issuance pursuant to the Company’s common stock purchase warrants originally issued on October 29, 2002 (the “Series A Warrants”), common stock purchase warrants originally issued on October 6, 2003, common stock purchase warrants originally issued on March 29, 2005 and warrants originally issued on July 26, 2005, respectively, (iv) options to acquire 620,140 shares of Common Stock pursuant to the Company’s Amended and Reinstated Stock Incentive Plan and Executive Stock Incentive Plan (together, the “Stock Incentive Plans”) are issued and outstanding, (v) restricted stock units for 3,215,601 shares of Common Stock, stock units for approximately 14,016 shares of the Company’s 8% Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, (the “Series A Preferred Stock”), and stock units for approximately 42,138 shares of the Company’s 8% Series B Convertible Redeemable Preferred Stock, par value $0.01 per share, (the “Series B Preferred Stock”) are issued and outstanding pursuant to the Stock Incentive Plans, (vi) 670,453 shares of Common Stock are reserved and available for issuance pursuant to future awards under the Stock Incentive Plans and (vii) 201,883 shares of the Series A Preferred Stock, 607,087 shares of the Series B Preferred Stock and 0 shares of the 8% Series C Convertible Redeemable Preferred Stock, par value $0.01 per share, (the “Series C Preferred Stock”) are issued and outstanding.

(b) All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. There are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities.

(c) As of the Closing Date, after giving effect to the Recapitalization (but not the Rights Offering (as defined in Exhibit A)) and the Closing, the authorized capital stock of the Company will consist of 350,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, of which not more than (i) 68,000,000 shares of Common Stock (excluding treasury shares) will be issued and outstanding, (ii) no shares of Common Stock will be held by the Company as treasury shares, (iii) 412,215 shares of 6% Series H Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”), will be issued and outstanding, and (iv) assuming no exercise thereof has taken place (a) options to acquire 620,140 shares of Common Stock pursuant to the Stock Incentive Plans will be issued and outstanding, (b) restricted stock units for approximately 4,790,768 shares of Common Stock will be issued and outstanding pursuant to the Stock Incentive Plans, (c) 670,453 shares of Common Stock will be reserved and available for issuance pursuant to future awards under the Stock Incentive Plans, and (d) approximately 340,000 shares of Common Stock will be reserved for future issuance pursuant to the Series A Warrants. Except for the Rights Offering and except as set forth in the immediately preceding sentence, immediately following the Recapitalization and the Closing, 13,604,455 shares of Common Stock will be reserved for issuance pursuant to the exercise of rights in the Rights Offering and for the mandatory conversion of the Series H Preferred Stock, and (x) there will be no outstanding securities, options, “phantom” stock rights, stock appreciation rights, stock-based performance units, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its subsidiaries is bound, (A) obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, the Company or any of its subsidiaries or that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of shares of capital stock or other voting securities of the Company or any of its subsidiaries or (B) other than in connection with the Company’s Stock Incentive Plans, obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any security, option, “phantom” stock rights, stock appreciation right, stock-based performance unit, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking, (y) there will be no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its subsidiaries or any option or other equity-based award and (z) there will be no agreements or arrangements under which the Company or any of its subsidiaries will be obligated to register the sale of any of its or their securities under the Securities Act, except (1) the registration statement on Form S-1 relating to the Rights Offering and the sale of shares of Common Stock pursuant to the exercise of the rights thereunder, (2) the Registration Rights Agreement, dated as of October 6, 2003, as amended, among the Company and WCAS Securityholders listed on the signature pages thereof (the “WCAS Registration Rights Agreement”) and (3) the Registration Rights Agreement, dated as of July 26, 2005, as may be amended from time to time, among the Company and the TCP Securityholders listed on the signature pages thereof.

(d) Except as disclosed in the SEC Filings, all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever, other than any of the foregoing resulting solely from the Recapitalization.

SECTION 2.03. Issuance of Securities. The Securities, upon payment therefor pursuant to and as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever, other than any of the foregoing resulting solely from action by the holders of the Securities. The Securities will not be issued in violation of any statutory or contractual preemptive or other rights of any stockholder of the Company. The Securities issued to the WCAS Investors constitute “Registrable Securities” under the WCAS Registration Rights Agreement.

SECTION 2.04. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

SECTION 2.05. Recapitalization. The Company has, subject to the authorization of the Certificate of Designation for the Series H Preferred Stock and the effectiveness of the Preferred Stock Amendments, all requisite corporate power and authority to consummate the Recapitalization, and to enter into, execute, deliver and perform its obligations under the Recapitalization Documents and to consummate the transactions contemplated thereby. Each of the Recapitalization Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Recapitalization will occur concurrently with the Closing and the purchase by the WCAS Investors of the Securities hereunder.

For purposes of this Agreement, the term “Recapitalization Documents” means all agreements and instruments to be executed by the Company in order to effect the Recapitalization and related transactions.

SECTION 2.06. Absence of Changes. Except as disclosed in the SEC Filings and except as contemplated by this Agreement and the Recapitalization Documents, since December 31, 2006, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any event that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 2.07. Compliance with Laws. Except as expressly disclosed in the SEC Filings:

(a) the Company and each of its subsidiaries are in compliance with all statutes, orders, rules and regulations of any court or governmental agency or body having jurisdiction over the Company or such subsidiary in all respects, except to the extent that the failure to so comply has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) (i) the Company and each of its subsidiaries have all licenses, permits, orders or approvals of any Governmental Entity (collectively, “Permits”) that are material to or necessary for the conduct of the business of the Company in the manner described in the SEC Filings, except to the extent that the failure to have such Permits has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) such Permits are in full force and effect and (iii) no violations exist with respect to any Permit, except to the extent that any such violation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(c) neither the Company nor any of its subsidiaries is a party to any written agreement, consent decree or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which restricts materially the conduct of the business of the Company and its subsidiaries, taken as a whole, nor has the Company or any subsidiary been advised in writing by any Governmental Entity that it is contemplating any such undertakings.

SECTION 2.08. No Conflicts; Consents. (a) None of the execution, delivery and performance of this Agreement by the Company, including the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, will conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for, in the case of clauses (i) and (iii), such conflicts, breaches, violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Recapitalization Documents shall be effective prior to the issuance and sale of the Shares.

(b) The Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any governmental entity, including any Federal, state or local government or any court, administrative agency or commission or other governmental or regulatory authority or agency (each, a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement and the Recapitalization Documents by the Company, including the compliance by the Company with all of the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby, except for (i) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the Rights (as defined on Exhibit A hereto) and shares pursuant to the exercise of Rights, (ii) the filing with the Securities and Exchange Commission (the

“SEC”) of such reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement and the Recapitalization and the transactions contemplated hereby and thereby, (iii) any filings required under applicable state securities rules and regulation, (iv) the filing of one or more notices on Form D under the Securities Act, (v) consents, approvals, authorizations, registrations, declarations and filings of or with state public service or public utility commissions or other similar state Governmental Entities with jurisdiction to regulate the business operations of the Company and its subsidiaries, (vi) the filing of amendments to the certificates of designation of the Series A Preferred Stock and the Series B Preferred Stock as needed to implement the transactions contemplated by this Agreement (the “Preferred Stock Amendments”), the filing of a certificate of elimination with respect to the Series C Preferred Stock, and the authorization and filing of the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 6% Series H Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof with the Secretary of State of the State of Delaware (the “Certificate of Designation”), (vii) the filing of such documents as may be necessary to record or perfect or to terminate security interests or mortgages in personal or real property in connection with the incurrence and repayment by the Company and its subsidiaries of indebtedness in connection with the Recapitalization, and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to (A) have a Material Adverse Effect, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement and the Recapitalization Documents or (C) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement.

SECTION 2.09. No Violation. Neither the Company nor any of its subsidiaries (i) is in violation of its charter, by-laws or other organizational documents, (ii) is in default in any respect, and no event has occurred which (with the giving of notice or the lapse of time or both) would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except for, in the case of clauses (ii) and (iii), such defaults or violations as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 2.10. Legal and Governmental Proceedings. Except as otherwise disclosed in the SEC Filings or as previously disclosed to the WCAS Investors in writing, there are no suits, actions, investigations or proceedings (whether judicial, arbitral, administrative or other) pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, nor are there any judgments, decrees, injunctions, rules or orders of any Governmental Entity outstanding against the Company or any of its subsidiaries that have had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 2.11. Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

SECTION 2.12. Full Disclosure. Since January 1, 2006, the Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be filed by the Company with the SEC pursuant to the Exchange Act (the “SEC Filings”). As of their respective dates, each of the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and none of the SEC Filings at the time it was filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed SEC Filing.

SECTION 2.13. Financial Statements; Books and Records. (a) The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in SEC Filings have been prepared in accordance with generally accepted accounting principles of the United States (“GAAP”) (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments).

(b) The Company has no liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities to the extent disclosed or provided for in the most recent financial statements of the Company or set forth in the notes thereto, (ii) liabilities disclosed in the SEC Filings, (iii) liabilities under this Agreement and the Recapitalization Documents, or (iv) liabilities incurred in the ordinary course of business since the date of the most recent financial statements disclosed in the SEC Filings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Company has complied, in all material respects, with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it. The Company (i) makes and keeps accurate books and records and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules

13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

SECTION 2.14. Taxes. (a) Except where the failure to file or pay or the existence of outstanding agreements, waivers, disputes, claims, audits or examinations could not reasonably be expected to have a Material Adverse Effect, the Company has filed or caused to be filed all Federal Tax Returns, and all material state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Company shall have set aside on its books adequate reserves in accordance with GAAP.

(b) For purposes of this Agreement, “Tax” shall mean all forms of taxation or duties imposed, or required to be collected or withheld, including charges, together with any related interest, penalties or other additional amounts, and “Tax Return” shall mean any return, filing, report, questionnaire, information statement or other document required to be filed, including any amendments that may be filed, for any taxable period with any taxing authority (whether or not a payment is required to be made with respect to such filing).

SECTION 2.15. Title to Properties. Except as described in the SEC Filings filed with the SEC prior to the date of this Agreement, the Company has sufficient title to all material properties (real and personal) owned by the Company that are necessary for the conduct of the business of the Company as described in the SEC Filings filed with the SEC prior to the date of this Agreement and as currently conducted, except (i) for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, (ii) for assets disposed of as otherwise permitted under the Recapitalization Documents, or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such material properties are free and clear of any encumbrance, other than any encumbrance permitted under the Recapitalization Documents. All material properties held under lease by the Company are held under valid, subsisting and enforceable leases. The Company enjoys peaceful and undisturbed possession under all such material leases, except in each case as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 2.16. Intellectual Property. The Company owns or possesses sufficient rights to use all material trademarks, copyrights, licenses, inventions, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) necessary for its business as presently conducted without any material conflict or material infringement of the intellectual property rights of others. To the knowledge of the Company, the Company has not materially infringed upon or otherwise materially violated the intellectual property rights of any third party. The Company has not received and there is not currently pending any claim, charge, demand, notice or other communication alleging that the Company has violated or, by conducting its business as proposed, would violate any intellectual property rights of any other person or entity, other than claims, charges, demands, notices or other communications that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the Company’s Intellectual Property is owned or licensed by the Company, free and clear of all encumbrances and (to the extent owned) is held in the Company’s name. The execution or delivery of this Agreement, or the carrying on of the Company’s business by the employees of the Company, will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument related to the Intellectual Property, except for any such conflict, breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has taken all actions reasonably necessary and desirable to maintain and protect each material item of Intellectual Property owned by the Company.

SECTION 2.17. Environmental Matters. Except as otherwise disclosed in the SEC Filings, the Company and its subsidiaries (i) are and have been in compliance in all material respects with all applicable Federal, state and local laws, common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health (collectively, “Environmental Laws”), and no material expenditures are or, to the knowledge of the Company, will be required in order to comply with any applicable Environmental Laws, (ii) have received and are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminant. There is no civil, criminal or administrative judgment, action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or to the knowledge of the Company, threatened against the Company pursuant to Environmental Laws which would reasonably be expected to result in a material fine, penalty, cost or expense. To the knowledge of the Company, there are no past, present or, reasonably anticipated events, conditions, circumstances, activities, practices, incidents, agreements, actions or plans that would reasonably be expected to give rise to any material cost or material liability to the Company under Environmental Laws that would reasonably be expected to result in a Material Adverse Effect.

SECTION 2.18. Transactions with Affiliates. Except as disclosed in the SEC Filings, there are no material agreements, material contracts or other material arrangements between the Company or any of its subsidiaries, on the one hand, and (i) any affiliate of the Company or any of its subsidiaries or (ii) any current or former director, officer, employee or consultant of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC.

SECTION 2.19. No Shareholder Vote Required. No vote by any holders of any class or series of capital stock of the Company or any of its subsidiaries is necessary to approve the execution, delivery and performance of this Agreement and the Recapitalization Documents by the Company and the consummation of the transactions contemplated hereby and thereby, except for the approval of the Preferred Stock Amendments by the holders of the Series A Preferred Stock and the Series B Preferred Stock.

SECTION 2.20. Securities Act. Subject to the accuracy of the representations and warranties of the WCAS Investors contained herein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to register the Securities under the Securities Act.

SECTION 2.21. General Solicitation. Within the preceding six months, other than pursuant to an effective registration statement on Form S-8 with respect to the Company’s Amended and Restated Stock Incentive Plan, neither the Company, any affiliate of the Company nor any person acting on its or their behalf has sold any shares of Common Stock by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or offered or sold any shares of Common Stock outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act).

SECTION 2.22. Integration. Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has sold to any person any shares of Common Stock or any securities of the same or a similar class as the Common Stock, other than Securities offered or sold to the WCAS Investors hereunder or pursuant to the Recapitalization and other than pursuant to an effective registration statement on Form S-8 with respect to the Company’s Amended and Restated Stock Incentive Plan. The Company will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, of any shares of Common Stock or any substantially similar security issued by the Company, within six months subsequent to the Closing Date, is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act.

SECTION 2.23. Solvency. The Company (both before and immediately after giving effect to the Closing) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

SECTION 2.24. No Brokers. No broker, finder, commission agent or other person is entitled to be paid by any the Company any broker’s fee or commission in connection with the sale of the Securities and the transactions contemplated by this Agreement other than Miller Buckfire & Co., LLC.

SECTION 2.25. Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

ARTICLE III

Representations and Warranties of the WCAS Investors

Each WCAS Investor, severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

SECTION 3.01. Organization; Authorization; Enforcement. To the extent it is an entity, such WCAS Investor is an entity validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as it is now being conducted. This Agreement has been duly and validly authorized, executed and delivered by such WCAS Investor, and, assuming the due authorization, execution and delivery thereof by the Company, constitutes a valid and binding agreement of such WCAS Investor, enforceable against such WCAS Investor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

SECTION 3.02. Compliance with Securities Act. Such WCAS Investor understands and acknowledges that the offering, issuance, sale and delivery of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and that the Securities purchased by such WCAS Investor will be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act. So long as the Securities purchased are restricted securities, such WCAS Investor will offer and sell the Securities in any subsequent disposition only (i) pursuant to an effective registration statement under the Securities Act or (ii) under a valid exemption from the registration requirements of the Securities Act; provided, however, that by making the representations herein, such WCAS Investor does not agree to hold any Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

SECTION 3.03. Accredited Investor Status. Such WCAS Investor is an “accredited investor” under Rule 501(a) under the Securities Act. Such WCAS Investor understands and acknowledges that the Company is relying on such WCAS Investor’s status as an “accredited investor” in order for the offer and sale of the Securities to be exempt from the registration requirements of the Securities Act.

SECTION 3.04. Reliance on Exemptions. Such WCAS Investor understands and acknowledges that the Securities are being offered and sold to the WCAS Investors in reliance upon specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such WCAS Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such WCAS Investor set forth in this Article III in order to determine the availability of such exemptions and the eligibility of such WCAS Investor to acquire the Securities.

SECTION 3.05. Legends. Such WCAS Investor understands and acknowledges that, subject to the immediately following paragraph, the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR (C) RULE 144 UNDER THE SECURITIES ACT.

The conditions to any offer, sale, pledge or other transfer of the Securities as set forth in the legend above are incorporated in, and form a part of, this Agreement. The legend set forth above shall be removed and the Company shall issue a certificate representing any Security without such legend to the holder of such Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Security is sold pursuant to an effective registration statement under the Securities Act, (ii) such holder shall have delivered to the Company evidence reasonably satisfactory to the Company indicating that such Security may be sold or transferred pursuant to an exemption from registration under the Securities Act or (iii) such holder provides the Company with reasonable assurances that such Security and all other Securities then held by such holder may be sold pursuant to Rule 144(k) under the Securities Act or pursuant to Rule 144 under the Securities Act within any three-month period.

SECTION 3.06. Brokers. Such WCAS Investor has dealt with no broker, finder, commission agent or other person in connection with the purchase of the Securities and the transactions contemplated by this Agreement, and such WCAS Investor is under no obligation to pay any broker’s fee or commission in connection with such transactions.

SECTION 3.07. Own Account. Such WCAS Investor is acquiring the Securities as principal for its own account and, where applicable, is acquiring the Securities in the ordinary course of its business. Such WCAS Investor is not purchasing the Securities with a view toward, or for resale in connection with, any distribution (as that term is used in the Securities Act and the rules and regulations thereunder) of all or any portion thereof in violation of the Securities Act or any applicable state securities laws.

SECTION 3.08. Experience of WCAS Investors. (a) Such WCAS Investor has had access to the SEC Filings, has undertaken its own due diligence with respect to the Company and the Common Stock and has (i) made such investigation with respect thereto as it has deemed necessary to make its investment decision and (ii) made its own assessment and has satisfied itself concerning the relevant tax, legal and other economic considerations relevant to its investment in the Securities. Such WCAS Investor, either alone or together with its representatives and advisors, has the knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities, has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment.

(b) Except for the representations in Article II of this Agreement, such WCAS Investor has not relied on the Company or any of its affiliates or any person acting on its behalf in connection with its analysis or decision to purchase the Securities. Such WCAS Investor understands, acknowledges and agrees that none of the Company or any of its respective affiliates, directors, officers, employees, agents, advisors, attorneys or representatives has made any representation or warranty, either express or implied, with respect to the Company or the Securities, or the accuracy or completeness of any of the information furnished by or on behalf of any of them to such WCAS Investor in connection with its acquisition of the Securities.

SECTION 3.09. Availability of Funds. Such WCAS Investor has adequate committed funds to satisfy at Closing all of its obligations hereunder.

ARTICLE IV

Covenants

SECTION 4.01. Reporting Status. The Company’s Common Stock is registered under Section 12(g) of the Exchange Act. The Company shall use commercially reasonable efforts to timely file with the SEC all reports and other information under the Exchange Act so long as it is an issuer required to file reports and such information under the Exchange Act.

SECTION 4.02. Use of Proceeds. The Company shall use the proceeds from the sale of the Securities solely to consummate the Recapitalization.

SECTION 4.03. No Integration. The Company has not made and shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of the federal securities law doctrine of “integration” or any shareholder approval provision applicable to the Company or its securities.

SECTION 4.04. Compliance with Laws. The Company shall maintain appropriate compliance policies and procedures designed to ensure that the Company and its subsidiaries comply with all applicable laws and regulations in all material respects.

SECTION 4.05. Publicity. Except as otherwise required by law (including the rules and regulations of the SEC), none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the WCAS Investors’ interest in the Company or the matters contained herein or therein, without obtaining the prior consent of each WCAS Investor and the Company, which consent shall not be unreasonably withheld. Except as otherwise required by law, no references to any WCAS Investor or any of its affiliates shall be made in any public statement without such WCAS Investors’ prior consent.

SECTION 4.06. Fees and Expenses. The Company shall reimburse the WCAS Investors, upon presentation of reasonably detailed invoices, for the reasonable and actual fees of their counsel, Davis Polk & Wardwell, incurred in connection with the negotiation, preparation, and execution of the Recapitalization Documents.

ARTICLE V

Indemnification

SECTION 5.01. Indemnification Provisions. Whether or not the Rights Offering is consummated or this Agreement is terminated, the Company (in such capacity, the “Indemnifying Party”) shall indemnify and hold harmless the WCAS Investors, and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, arising out of circumstances existing on or prior to the Rights Offering Closing Date (“Losses”) to which any such Indemnified Person may become subject arising out of or in connection with any claim, challenge, litigation, investigation or proceeding (“Proceedings”) instituted by a third party with respect to the Rights Offering, this Agreement, the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus, the Investment Decision Package, any amendment or supplement thereto or the transactions contemplated by any of the foregoing and shall reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses incurred in connection with investigating, responding to or defending any of the foregoing; provided that the foregoing indemnification will not apply to Losses to the extent that they resulted from (a) any breach by such Indemnified Person of this Agreement, (b) gross negligence or willful misconduct on the part of such Indemnified Person or (c) statements or omissions in the Rights Offering Registration Statement, any Preliminary Rights Offering Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto made in reliance upon or in conformity with information relating to such Indemnified Person furnished to the Company in writing by or on behalf of such Indemnified Person expressly for use in the Rights Offering Registration Statement, any Rights Offering Preliminary Prospectus, the Rights Offering Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto. If for any reason the foregoing indemnification is unavailable to any Indemnified Person (except as set forth in the proviso to the immediately preceding section) or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand but also the relative fault of the Indemnifying Party on the one hand and such Indemnified Person on the other hand as well as any relevant equitable considerations. The indemnity, reimbursement and contribution obligations of the Indemnifying Party under this Section 5 shall be in addition to any liability that the Indemnifying Party may otherwise have to an Indemnified Person and shall bind and inure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnifying Party and any Indemnified Person.

SECTION 5.02. Notification. Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings with respect to which the Indemnified Person may be entitled to indemnification hereunder, such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been prejudiced by such failure and (ii) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Person otherwise than on account of this Article V. In case any such Proceedings are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceedings include both such Indemnified Person and the Indemnifying Party and such Indemnified Person shall have concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel, which selection shall be subject to the reasonable approval of the Indemnifying Party, to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any jurisdiction,, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person.

SECTION 5.03. Settlements. The Indemnifying Party shall not be liable for any settlement of any Proceedings effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Proceeding is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Proceedings, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment in accordance with, and subject to the limitations of, the provisions of this Article V. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened Proceedings in respect of which indemnity has been sought hereunder by such Indemnified Person unless (i) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Proceedings and (ii) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

SECTION 5.04. Definitions. For purposes of this Article V, any capitalized terms not otherwise defined in this Agreement shall have the meaning assigned to them in the Equity Purchase and Rights Offering Agreement dated as of July 16, 2007 by and among the Company and the purchasers listed on the signature pages thereto.

ARTICLE VI

Miscellaneous

SECTION 6.01. Surviving Provisions. The representations and warranties of the Company and the WCAS Investors set forth in Articles II and III shall survive the execution and delivery hereof and the Closing hereunder until the first anniversary of the Closing Date. The covenants included in this Agreement survive the Closing.

SECTION 6.02. Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, real estate transfer or gains and stock transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

SECTION 6.03. Entire Agreement. This Agreement (including all schedules and exhibits hereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

SECTION 6.04. Amendment and Waiver. This Agreement may not be amended or any provision hereof waived or modified except by an instrument in writing signed on behalf of each of the Company and each of the WCAS Investors.

SECTION 6.05. Extension; Waiver. At any time prior to the Closing Date, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

SECTION 6.06. Notices. Any Notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

ITC^DeltaCom, Inc.

7037 Old Madison Pike

Huntsville, Alabama 35806

Attention: Richard E. Fish, Jr.

Facsimile: (256) 382-3935

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: J. Gregory Milmoe

Facsimile: (917) 777-3770

If to any WCAS Investor:

Thomas E. McInerney

Welsh, Carson, Anderson & Stowe

320 Park Avenue

Suite 2500

New York, New York 10022

Telecopy No.: (212) 893-9548

Attention: Thomas E. McInerney

with a copy to:

Davis Polk & Wardwell

450 Lexington Avenue

Attention: Carole Schiffman

Facsimile: (212) 450-3800

SECTION 6.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either of the parties (whether by operation of law or otherwise) without the prior written consent of the other party, and any such assignment that is not so consented to shall be null and void.

SECTION 6.08. Exhibits and Annexes; Interpretation. (a) The headings contained in this Agreement, in any Exhibit hereto and in the table of contents to this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit not otherwise defined therein shall have the meaning as defined in this Agreement.

(b) For all purposes hereof, (i) the words “include”, “includes”, “included” and “including” shall be deemed to be followed by the phrase “without limitation” and (ii) “person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

SECTION 6.09. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

SECTION 6.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 6.11. Consent to Jurisdiction. Any process against the Company or a WCAS Investor in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 6.6 with the same effect as though served on it personally. Each of the parties hereto hereby irrevocably submits in any suit, action or proceeding by the parties hereto arising out of or relating to this Agreement or any of the transactions contemplated hereby, to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States.

SECTION 6.12. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 6.14. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto, any legal or equitable rights hereunder.

IN WITNESS WHEREOF, the Company and the WCAS Investors have caused this Agreement to be duly executed as of the date first written above.

FOR COMPANY:

ITC^DELTACOM, INC.,

By:	/s/ J. Thomas Mullis
Name: J. Thomas Mullis
Title: Senior Vice President–Legal and Regulatory

FOR WCAS INVESTORS:

WCAS CAPITAL PARTNERS III, L.P.

By: WCAS CP III Associates L.L.C., General Partner

By:	/s/ Jonathan M. Rather
Name: Jonathan M. Rather
Title: Managing Member

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

By: WCAS VIII Associates LLC, General Partner

By:	/s/ Jonathan M. Rather
Name: Jonathan M. Rather
Title: Managing Member

Certain individual investors and trusts

By:	/s/ Jonathan M. Rather
Jonathan M. Rather, as Attorney-in- fact for the individual investors listed below:

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Andrew M. Paul
Thomas E. McInerney
Robert A. Minicucci
Paul B. Queally
Anthony J. de Nicola
D. Scott Mackesy
Sanjay Swani
Laura Van Buren
Sean Traynor
John Almeida
Eric J. Lee
James R. Matthews
IRA f/b/o Jonathan M. Rather

Other trusts:

Mary R. Anderson TTEE of The Bruce K. Anderson 2004 Trust
The Bruce K. Anderson 2004 Irrevocable Trust

By:	/s/ Mary R. Anderson
Name:	Mary R. Anderson
Title:	Trustee

Carol Welsh TTEE of the Patrick Welsh 2004 Irrevocable Trust

By:	/s/ Carol Welsh
Name:	Carol Welsh
Title:	Trustee